UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1881 General George Patton Drive, Suite 107

Franklin, TN 37067

(Address of principal executive offices)

33401

(Zip code)

(561) 651-4160

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

On June 15, 2022, (the “Effective Date”), Credex Corporation, a Florida corporation (“we,” “us,” “our,” the “Company” or “Credex”) entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) USA Hemp Store LLC, a Colorado limited liability company (“USA Hemp”), (ii) all of the members of USA Hemp (the “USA Hemp Members”), and (iii) Joe Cleghorn as the Representative of the USA Hemp Members.

Pursuant to the terms of, and subject to the conditions set forth in, the Share Exchange Agreement, at the First Closing, each of the USA Hemp Members shall transfer to the Company 51% of their respective Membership Interests, and the Company shall issue to the USA Hemp Members in exchange 29,580,000 Exchange Shares (as hereinafter defined) pro rata based on the percentage of Membership Interests held by each USA Hemp Member as set forth on the Capitalization Table (as defined therein). The 29,580,000 Exchange Shares shall constitute 51% of the total number of “Exchange Shares”, which are equal to 58,000,000 shares of Company Common Stock, par value $0.001 per share.

In addition, at the First Closing, and effective as of the same day:

(a)	USA Hemp shall have provided to the Company audited financial statements for USA Hemp and related auditor reports as further provided for in the Share Exchange Agreement;

(b)	The Company shall have filed its Form 10-K for the 2021 fiscal year with the U.S. Securities and Exchange Commission (“SEC”); and

(c)	The USA Hemp Members, USA Hemp and the Company shall enter into a limited liability company operating agreement for USA Hemp in a form as reasonably agreed to by the parties (the “Operating Agreement”). The Operating Agreement shall provide that USA Hemp is a manager-managed limited liability company, and that the initial manager of USA Hemp shall be the Company or another person as selected by the Company.

Pursuant to the terms of, and subject to the conditions set forth in, the Share Exchange Agreement, at the Second Closing, each of the USA Hemp Members shall transfer to the Company 100% of their remaining respective Membership Interests (constituting the remaining 49% of the Membership Interests not held by the Company at such time), and the Company shall issue to the USA Hemp Members in exchange therefore 28,420,000 Exchange Shares, being 49% of the total number of Exchange Shares.

In addition, at the Second Closing, and effective as of the same day, the Company shall complete an amendment of its Articles of Incorporation to increase the authorized shares of Company Common Stock to 250,000,000 shares, to add to the authorized shares of stock 25,000,000 shares of preferred stock, par value of $0.001 per share for which the Company’s Board of Directors can determine the rights and preferences, and to make certain other changes to the Articles of Incorporation (the “Articles Amendment”).

It is expected that the business of USA Hemp will become one of the core businesses of the Company following the First Closing. USA Hemp develops Hemp and CBD based products, which include hypoallergenic and unscented combinations of highly concentrated CBD Isolate, Hemp Seed Oil and other ingredients. Hemp extracts are produced from Industrial Hemp, which is defined as Cannabis with less than 0.3% tetrahydrocannabinol (THC). THC causes psychoactive effects when consumed and is typically associated with marijuana (i.e. Cannabis with high THC content). USA Hemp does not produce nor sell medicinal or recreational marijuana or products derived from high THC Cannabis/marijuana plants. Industrial Hemp products have no psychoactive effects.

The Share Exchange Agreement includes customary representations, warranties, and covenants by the respective parties and closing conditions. Consummation of the transactions contemplated under the Share Exchange Agreement are not subject to a financing condition.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Share Exchange Agreement dated June 15, 2022 by and between Credex Corporation, USA Hemp Store LLC, all of the members of USA Hemp Store LLC, and Joe Cleghorn.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credex Corporation, Inc.

Date: June 21, 2022	/s/ Robin McVey
Robin McVey
Chief Executive Officer